UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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UNITY BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Unity Bancorp, Inc.

2019 PROXY

UNITY BANCORP, INC.
64 Old Highway 22
Clinton, New Jersey 08809

March 13, 2019

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Unity Bancorp, Inc. (the “Company”) to be held on April 25, 2019 at 9:00 a.m. at The Coach House at The Ryland Inn, 115 Old Highway 28, Whitehouse Station, New Jersey, (908-534-4011).  At the Annual Meeting, shareholders will be asked to consider and vote upon:

1.	The election of the four (4) nominees listed in the attached proxy statement to serve on the Board of Directors for the terms set forth therein for each nominee.

2.	The ratification of the selection of RSM US LLP as the Company’s independent external auditors for the year ending December 31, 2019.

3.	The adoption of the Company's 2019 Equity Compensation Plan.

4.	Such other business as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

Your cooperation is appreciated since a majority of the outstanding shares of Common Stock of the Company must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

We are distributing our proxy materials to shareholders via the U.S. Securities and Exchange Commission "Notice and Access" rules. We believe this approach allows us to provide shareholders with a timely and convenient way to receive proxy materials and vote, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. We are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") beginning on or about March 13, 2019, rather than paper copies of the Proxy Statement, the proxy card and our our annual report on Form 10-K for the fiscal year ended December 31, 2018. The Notice of Internet Availability contains instructions on how to access the proxy materials, vote and obtain, if desired, a paper copy of the proxy materials.
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you expect to be present at the Annual Meeting, after receiving the Notice of Internet Availability, please vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone, or by signing, dating and returning the proxy card that is mailed to those that request paper copies of the Proxy Statement and the other proxy materials.

On behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.

Sincerely yours,

/s/   David D. Dallas
David D. Dallas
Chairman of the Board

UNITY BANCORP, INC.
64 Old Highway 22
Clinton, New Jersey 08809

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 2019

Notice is hereby given that the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Unity Bancorp, Inc. (the “Company”) will be held on April 25, 2019 at 9:00 a.m. at The Coach House at The Ryland Inn, 115 Old Highway 28, Whitehouse Station, New Jersey, (908-534-4011), for the purpose of considering and voting upon the following matters:

1.	The election of the four (4) nominees listed in the attached proxy statement to serve on the Board of Directors for the terms set forth therein for each nominee.

2.	The ratification of the selection of RSM US LLP as the Company’s independent external auditors for the year ending December 31, 2019.

3.	The adoption of the Company's 2019 Equity Compensation Plan.

4.	Such other business as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

Shareholders of record at the close of business on March 1, 2019, are entitled to notice of, and to vote at, the Annual Meeting.  All shareholders are cordially invited to attend the Annual Meeting.

We are distributing our proxy materials to shareholders via the U.S. Securities and Exchange Commission "Notice and Access" rules. We believe this approach allows us to provide shareholders with a timely and convenient way to receive proxy materials and vote, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. We are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") beginning on or about March 13, 2019, rather than paper copies of the Proxy Statement, the proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2018. The Notice of lnternet Availability contains instructions on how to access the proxy materials, vote and obtain, if desired, a paper copy of the proxy materials.
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you expect to be present at the Annual Meeting, after receiving the Notice of Internet Availability, please vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone, or by signing, dating and returning the proxy card that is mailed to those that request paper copies of the Proxy Statement and the other proxy materials.

You may revoke your proxy at any time prior to the exercise of the proxy by following the voting instructions included in the Notice of Internet Availability.  The latest vote cast will control.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON APRIL 25, 2019:

You may access the Annual Report, Proxy Statement and Proxy Card at the following website:
https://www.investorvote.com/UNTY

By Order of the Board of Directors,

/s/   David D. Dallas
David D. Dallas
Chairman of the Board
March 13, 2019
Clinton, New Jersey

UNITY BANCORP, INC.
64 Old Highway 22
Clinton, New Jersey 08809
_____________________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 2019
_____________________________

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Unity Bancorp, Inc. (the “Company”) of proxies to be voted at the Company’s 2019 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 25, 2019, and at any postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 9:00 a.m. local time.  The Annual Meeting will be held at The Coach House at The Ryland Inn, 115 Old Highway 28, Whitehouse Station, New Jersey, (908-534-4011). Shareholders will be admitted beginning at 8:45 a.m. local time. (Directions: Route 78 West to Exit 24 (Whitehouse), turn left onto Oldwick Rd/County Hwy-523, turn left onto US 22 E, make U-turn, make slight right onto Old Highway 28; or Route 78 East to Exit 18 (Annandale/Lebanon), make U-turn, make slight right onto Old Highway 28)

This proxy statement will first be available online on or about March 13, 2019, to shareholders.

PROXIES AND VOTING PROCEDURES

Who Can Vote?

You are entitled to vote at the Annual Meeting all shares of the Company’s Common Stock, no par value per share (the “Common Stock”), that you held as of the close of business on the record date.  Each share of Common Stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

On March 1, 2019, there were 10,798,718 shares of Common Stock outstanding.

In accordance with New Jersey law, a list of shareholders entitled to vote at the meeting will be available at the Annual Meeting.

Who Is a Record Holder?

You may own Common Stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares of Common Stock are registered directly in your name, the Company is sending the Notice of Internet Availability directly to you.  If the record holder of your shares of Common Stock is a nominee, you will receive proxy materials from such record holder.

How Do I Vote?

Record Holders:
Online.  Please follow the instructions included in the Notice of Internet Availability.
By Attending the Annual Meeting.  If you attend the Annual Meeting, you can vote your shares of Common Stock in person.
Completed Proxy Card. If you requested paper copies of the proxy materials, you may complete, date, sign and return the proxy card that is mailed to you.

Stock Held by Brokers, Banks and Nominees:
If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of Common Stock on March 1, 2019.

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

How Many Votes Are Required?

A quorum is required to transact business at the Annual Meeting.  The Company will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the shares of Common Stock entitled to vote are present at the Annual Meeting, either in person or by proxy.

If a quorum is present, Directors will be elected by a plurality of votes cast at the Annual Meeting.  Thus, a Director may be elected even if the Director receives less than a majority of the shares of Common Stock represented at the Annual Meeting.  Approval of each of the other proposals requires the vote of a majority of those shares voting at the Annual Meeting.

How Are Votes Counted?

All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with the instructions given.  If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted “FOR” each of the proposals listed in the notice of meeting and as recommended by the Board of Directors on any other business to be conducted at the Annual Meeting.  The Board is not aware of any other business to be conducted at the Annual Meeting.

Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting.  However, any shares not voted as a result of a marked abstention or a broker non-vote will not be counted as votes for or against a particular matter.  Accordingly, marked abstentions and broker non-votes will have no effect on the outcome of a vote.

How Does the Board Recommend that I Vote My Shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board of Directors.  The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

FOR the election of nominees for Director to serve on the Board of Directors; and
FOR ratification of RSM US LLP as the Company’s independent external auditors; and
FOR adoption of the 2019 Equity Compensation Plan.

How Can I Revoke My Proxy or Change My Vote?

You can revoke your proxy at any time before it is exercised by following the voting instructions included in the Notice of Internet Availability. The latest vote cast will control.

Who Will Pay the Expenses of Proxy Distribution?

The Company will pay the expenses of the preparation of proxy materials and the solicitation of proxies.  Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail, facsimile or other electronic means.  In accordance with the regulations of the Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority (“FINRA”), the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Common Stock.

PROPOSAL 1 - ELECTION OF DIRECTORS

In accordance with the Certificate of Incorporation and the Bylaws of the Company, the Board of Directors must consist of not less than one (1) and not more than sixteen (16) Directors.  The Board of Directors of the Company currently has eleven (11) members.  The Board of Directors is divided into three classes.

Four (4) Directors will be elected at this Annual Meeting to serve for three-year terms expiring at the Company’s Annual Meeting in 2022 and until his or her successor is duly elected and qualified.  All nominees are current members of the Company’s Board of Directors.

The following tables set forth, as of the record date, the names of the nominees and the names of those Directors whose terms continue beyond the Annual Meeting, their ages, a brief description of their recent business experience, including present occupations and employment, certain Directorships held by each, the year in which each became a Director of the Company and the year in which their terms (or in the case of the nominees, their proposed terms) as Director of the Company expire.

The persons named as proxy will vote your proxy “FOR” the election of each of the nominees named below unless you indicate that your vote should be withheld.  If elected, each nominee will continue in office until his or her successor has been duly elected and qualified, or until the earliest of death, resignation, retirement or removal.  Each of the nominees has indicated to the Company that he or she will serve if elected.  The Company does not anticipate that any of the nominees will be unable to stand for election, but if that happens, your proxy will be voted in favor of another person nominated by the Board.

The Board of Directors has nominated and recommends a vote “FOR” the election of Dr. Mary E. Gross, James A. Hughes, Aaron Tucker and Allen Tucker.

Nominees for 2019 Annual Meeting

Name, Age and Position with Company (1)	Principal Occupation During Past Five Years	Director Since (2)	Term Expires
Dr. Mary E. Gross, 58	Founder, Human Edge Resources, LLC (Human Resource Consulting)	2009	2022
Director
James A. Hughes, 60	President and CEO of the Company and the Bank	2002	2022
President, CEO and Director
Aaron Tucker (3), 56	President, Tucker Enterprises; Real Estate Builder and Investor	2014	2022
Director
Allen Tucker (3), 92	Chairman, Tucker Enterprises; Real Estate Builder and Investor	1995	2022
Vice Chairman

(1)Each Director of the Company is also a Director of the Bank.
(2)Includes prior service on the Board of Directors of the Bank.
(3)Allen Tucker and Aaron Tucker are father and son.

Directors of the Company Whose Terms Continue
Beyond this Annual Meeting

Name, Age and Position with Company (1)	Principal Occupation During Past Five Years	Director Since (2)	Term Expires
Wayne Courtright, 71	Retired, Former Bank Executive Officer and Consultant	2004	2020
Director
David D. Dallas (3), 64	Chairman of the Company and the Bank; Chief Executive Officer	1991	2020
Chairman	of Dallas Group of America, Inc. (Chemicals)
Robert H. Dallas, II (3), 72	President of Dallas Group of America, Inc. (Chemicals)	1991	2020
Director
Peter E. Maricondo, 72	Retired, Former Financial Consultant	2004	2020
Director
Dr. Mark S. Brody, 66	Managing Member Financial Planning Analysts, LLC;	2002	2021
Director	Vice President of Planned Financial Programs, Inc.
Raj Patel, 64	CEO of Millennium Hotel Group (Hotel)	2007	2021
Director	CEO of 2602 Deerfield LLC (Real Estate)
Donald E. Souders, Jr. , 53	Attorney/Partner Florio Perrucci Steinhardt & Fader LLC	2007	2021
Director

(1)Each Director of the Company is also a Director of the Bank.
(2)Includes prior service on the Board of Directors of the Bank.
(3)David D. Dallas and Robert H. Dallas, II are brothers.

Director Qualifications

Dr. Mark S. Brody:  Dr. Mark S. Brody has been a Director of the Company and the Bank since 2002.  Dr. Brody is also the Vice President of Planned Financial Programs, Inc. and Managing Member, Financial Planning Analysts, LLC.  Dr. Brody has extensive experience in the financial markets and is considered to be an Audit Committee financial expert as such term is defined by SEC regulations.  Dr. Brody is a prominent businessman in NJ and NY and has many contacts to generate new business for the Company.

Wayne Courtright:  Wayne Courtright has been a Director of the Company and the Bank since 2004.  Mr. Courtright is a retired banker, who has served in the capacity of Chief Lending and Credit Officer at several institutions.  Mr. Courtright is considered to be an Audit Committee financial expert as such term is defined by SEC regulations. Mr. Courtright is a prominent businessman in NJ and has many contacts to generate new business for the Company.

David D. Dallas:  David D. Dallas is a founding member of the Bank and currently serves as Chairman of the Company and Bank. Mr. Dallas is the CEO of The Dallas Group of America. Inc., a specialty chemical manufacturing business headquartered in Whitehouse, NJ, which serves a global industrial and foodservice customer base. For over 40 years, Mr. Dallas has extensive experience in real estate by investing and developing commercial and residential properties throughout the NJ and PA markets served by the Company. Mr. Dallas is an active member of the Franklin Township Land Use Board having served for more than 10 years and currently serves as a trustee of Centenary University located in Hackettstown, NJ. Mr. Dallas has served as a Director of both the Bank since 1991 and the Company since it was formed.

Robert H. Dallas, II:  Robert H. Dallas II is a founding member of the Bank and has served as a Director of the Bank since 1991 and the Company since it was formed. Mr. Dallas is the President of The Dallas Group of America. Inc., a specialty chemical manufacturing business headquartered in Whitehouse, NJ, which serves a global industrial and foodservice customer base. For over 40 years, Mr. Dallas has extensive experience in real estate by investing and developing commercial and residential properties throughout the NJ and PA markets served by the Company. Mr. Dallas is an active member of the Watchung Borough Zoning Board of Adjustment having served for more than 20 years.

Dr. Mary E. Gross:  Dr. Mary E. Gross has been a Director of the Bank since 2009 and a Director of the Company since 2011.  Dr. Gross is the founder of Human Edge Resources, LLC.  Dr. Gross holds a PsyD in Organizational Psychology from Rutgers, an MBA with honors from The Wharton School of the University of Pennsylvania and a BS in Accounting from the University of Maryland. Dr. Gross is considered to be an Audit Committee financial expert as such term is defined by SEC regulations.  Her experience in human resources and financial services assists the Board in its oversight of the Company’s operations.

James A. Hughes:  James A. Hughes has been a Director of the Company and the Bank since 2002.  Mr. Hughes has a Bachelor’s degree in Accounting from Mount St. Mary’s, a Master’s degree in Business Administration from Seton Hall University and is a Certified Public Accountant.  Prior to Unity Bank, Mr. Hughes was a Senior Vice President at Summit Bancorp and also worked in public accounting for KPMG.  The Board believes that it is important that Mr. Hughes, as the senior managing officer of the Company and the Bank, participate in all Board deliberations and decisions.

Peter E. Maricondo:  Peter E. Maricondo has been a Director of the Company and the Bank since 2004.  Mr. Maricondo is a retired financial consultant. Prior to this, Mr. Maricondo served as the Vice President/Corporate Controller at GPU, Inc. and the Vice President/Corporate Controller at NUI Corporation.  He also worked in public accounting as a Certified Public Accountant with an international accounting firm.  Mr. Maricondo holds an MBA degree in Accounting from Seton Hall University and is considered to be an Audit Committee financial expert as such term is defined by SEC regulations.

Raj Patel: Raj Patel has been a Director of the Company since 2008 and a Director of the Bank since 2007.  Mr. Patel is currently serving as CEO of Millennium Hotel Group (Hotel), CEO of 2602 Deerfield LLC (Real Estate), and partial owner of the Bergen County Medical Adult Day Care Center (Healthcare). Mr. Patel holds a Bachelor’s degree in Engineering from SP University in India.  Mr. Patel is a licensed NJ Realtor and prominent businessman in NJ and has many contacts to generate new business for the Company.

Donald E. Souders, Jr.:  Donald E. Souders, Jr., has been a Director of the Bank since 2007 and of the Company since 2014.  Mr. Souders is a practicing attorney and partner in the law firm of Florio Perrucci Steinhardt & Fader LLC, with offices in NJ and PA.  Mr. Souders is a prominent attorney practicing in NJ and PA and has many contacts to generate new business for the Company.  In addition, his experience as an attorney provides the Board with a critical point of view on many issues considered by the Board.

Aaron Tucker:  Aaron Tucker has been a Director of the Bank since 2014 and the Company since 2015.  Mr. Tucker holds a Bachelor of Science degree in Business Administration from Northeastern University. Mr. Tucker is the CEO of Tucker Enterprises and has extensive experience as a Real Estate Developer. He has been a NJ State Licensed Builder since 1987. Mr. Tucker is a former member of the Millburn Township Zoning Board of Adjustment. Mr. Tucker is a prominent business man in NJ and has many contacts to generate new business for the Company.

Allen Tucker:  Allen Tucker has been a Director of the Company and the Bank since 1995 and is the current Vice Chairman.  Mr. Tucker is also the founder and Chairman of Tucker Enterprises.  Mr. Tucker has extensive experience as a developer/builder of real estate and has extensive knowledge of the NJ markets served by the Company.  Mr. Tucker is a prominent businessman in NJ and has many contacts to generate new business for the Company.

GOVERNANCE OF THE COMPANY

Meetings of the Board of Directors and Committee Meetings

During the fiscal year ended December 31, 2018, the Board of Directors of the Company held twelve (12) meetings, and no Director attended fewer than 75% of the aggregate of (i) the meetings of the Board of Directors, and (ii) meetings of the Committees of the Board of Directors on which such Director served. The Company’s policy is to require all Directors to attend Annual Meetings of Shareholders absent extenuating circumstances.  All of the Company’s Directors attended the Company’s 2018 Annual Meeting of Shareholders.

The Board of Directors has the following five standing committees: Audit, Human Resources (HR)/Compensation, Executive Loan, Corporate Governance and Nominating and Risk Management. The following table represents the membership on each committee as of the date of this Proxy statement:

Name	Audit	Human Resources/Compensation	Executive Loan	Corporate Governance and Nominating	Risk Management
Dr. Mark S. Brody	Member	Chairman			Member
Wayne Courtright	Member		Vice Chairman		Member
David D. Dallas			Member		Chairman
Robert H. Dallas, II			Member		Member
Dr. Mary E. Gross	Member	Member		Chairman	Member
Peter E. Maricondo	Chairman	Member		Member	Member
Raj Patel			Member		Member
Donald E. Souders, Jr.		Member		Member	Member
Aaron Tucker			Member	Member	Member
Allen Tucker			Chairman		Vice Chairman

Diversity

Diversity in knowledge, skills and experience is considered by the Board of Directors when evaluating nominees.  From time to time, the Corporate Governance and Nominating Committee may develop specific additional selection criteria for Board membership, taking into consideration current Board composition and ensuring that the appropriate knowledge, skills and experience are represented.

Board Leadership

Historically, the Company has separated the positions of CEO and Board Chairman, with the Board Chairman’s position being filled by a non-employee member of the Board.  The Board believes that this structure has been the most appropriate for the Company because it provides the Board with an additional diversity of views on managing the Company and provides the Board with greater independent leadership.

Director Independence

The Board of Directors has determined that each of the following Directors of the Company was “independent” within the meaning of the NASDAQ’s listing standards during 2018:  Dr. Mark S. Brody, Wayne Courtright, Dr. Mary E. Gross, Peter E. Maricondo, Raj Patel, Donald E. Souders, Jr., Aaron Tucker and Allen Tucker, constituting a majority of the Board.  In addition, all current members of the Audit, HR/Compensation and Corporate Governance and Nominating Committees are "independent" for purposes of NASDAQ's listing standards, and members of the Audit and HR/Compensation committees meet the heightened independence standards applicable to those committees under SEC regulations. In reviewing the independence of these Directors, the Board considered that Messrs. Courtright, Maricondo, Patel, Souders, Aaron and Allen Tucker and Drs. Brody and Gross engaged in ordinary course banking transactions with the Bank, including loans, if any, that were made in accordance with Federal Reserve Regulation O.

No Director of the Company is also a Director of any other company registered pursuant to Sections 12 or 15(d) of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

Risk Oversight

Risk is an inherent part of the business of banking.  Risks faced by the Bank include credit risk relating to its loans and interest rate risk related to its entire balance sheet.  The Board of Directors oversees these risks through the adoption of policies and by delegating oversight to certain Board committees, including the Executive Loan and Risk Management Committees.

Audit Committee

The Company maintains an Audit Committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, which consisted of Chairman Peter E. Maricondo, and Directors Mark S. Brody, Wayne Courtright and Mary E. Gross during the fiscal year ended December 31, 2018.  The Audit Committee met four (4) times in 2018, and also held three (3) telephonic meetings with the Company's external auditors.  All Directors who serve on the Audit Committee are “independent” under the heightened NASDAQ listing standards and the SEC’s rules applicable to audit committees.  The Board has determined that each member is considered an “Audit Committee financial expert” as defined in Item 401(h) of the SEC’s Regulation S-K.

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.  The Board has adopted a written charter setting forth the functions of the Audit Committee.  The functions of the Audit Committee are to: (i) monitor the integrity of the Company’s financial reporting process and systems of internal controls; (ii) monitor the independence and performance of the Company’s external audit and internal auditing functions and determine the engagement of the external and internal auditors; (iii) provide avenues of communication among the external and internal auditors and the Board of Directors; (iv) review and monitor compliance with the Company’s Bank Secrecy Act (“BSA”) policy, procedures and practices; and (v) review and monitor compliance with the Company’s policies, procedures and practices.  The Audit Committee reviews this charter annually in order to assure compliance with current SEC and NASDAQ rule-making and to assure that the Audit Committee’s functions and procedures are appropriately defined and implemented.  A copy of our Audit Committee charter is available in the Investor Relations section of our website at www.unitybank.com.

The Audit Committee also reviews and evaluates the recommendations of the Company’s independent certified public accountant, receives all reports of examination of the Company and the Bank by regulatory agencies, analyzes such regulatory reports and informs the Board of the results of their analysis of the regulatory reports.  In addition, the Audit Committee receives reports directly from the Company’s internal auditors and recommends any action to be taken in connection therewith.

Human Resources (“HR”)/Compensation Committee

The HR/Compensation Committee consisted of Chairman Mark S. Brody and Directors Mary E. Gross, Peter E. Maricondo and Donald E. Souders, Jr. during the fiscal year ended December 31, 2018.  The HR/Compensation Committee met four (4) times in 2018.  As of the date hereof, each member is considered to be “independent” for purposes of NASDAQ Compensation Committee standards.

The HR/Compensation Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibilities with respect to human resources issues, policies relating to human resources and compensation of employees, including executive compensation.  The HR/Compensation Committee performs functions that include monitoring human resources and compensation issues and practices, both internally and in the marketplace, conducting surveys and studies as to these issues, keeping abreast of current developments in the relevant fields, developing compensation ranges/grades, human resources policies and employment manual updates.  Based on the results of its activities, the HR/Compensation Committee sets the compensation for our executive officers and for the members of our Board.  The HR/Compensation Committee does not delegate its authority regarding compensation.  Currently, no consultants are engaged or used by the HR/Compensation Committee for purposes of determining or recommending compensation levels.

The Board of Directors has adopted a written charter for the HR/Compensation Committee which is available in the Investor Relations section of our website at www.unitybank.com.

HR/Compensation Committee Interlocks and Insider Participation

There are no HR/Compensation Committee “interlocks”, as defined in applicable SEC regulations. This means that no executive officer of the Company or the Bank served as a director or member of the Compensation Committee of another entity where one of their executive officers served as a member of our HR/Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consisted of Chairman Mary E. Gross and Directors, Peter E. Maricondo, Donald E. Souders, Jr., and Aaron Tucker during the fiscal year ended December 31, 2018.  The Corporate Governance and Nominating Committee met three (3) times in 2018.  In accordance with the marketplace rules of the Nasdaq Global Market, the Corporate Governance and Nominating Committee is currently, and was during 2018, composed entirely of independent non-management members of the Board of Directors.  The committee operates under a written charter approved by the Board.  A copy of the charter is available in the Investor Relations section of the Company’s website at www.unitybank.com.

The Corporate Governance and Nominating Committee’s responsibilities include:

•	Developing and recommending to the Board a set of corporate governance principles applicable to the Company, and fulfilling the duties of the Committee as specified in such governance principles;

•	Assisting the Board in determining the size and composition of the Board of Directors and its Committees;

•
Assisting the Board in identifying qualified individuals to be considered for nomination by the Board for election as directors at any meeting of shareholders, including considering proposals made by shareholders and others to nominate specific individuals to the Board of Directors;

•	Overseeing the annual evaluation of the Board.

The Corporate Governance and Nominating Committee carefully considers all candidates for Director that are recommended by the Company’s shareholders and will not evaluate such candidate recommendations any differently from the way it evaluates candidates recommended by the Corporate Governance and Nominating Committee. In its evaluation of each proposed candidate, the Corporate Governance and Nominating Committee considers many factors including, without limitation, the individual’s experience, character, demonstrations of judgment and ability, and financial and other special expertise. The Corporate Governance and Nominating Committee is also authorized to obtain the assistance of an independent third party to complete the process of finding, evaluating and selecting suitable candidates for Director. There is no minimum or maximum age requirement to be considered a director nominee; however, the Corporate Governance and Nominating Committee must verify the candidate satisfies all legal requirements applicable to members of the Board and furthermore, upon election, the candidate is required to own Unity Bancorp stock valued at $25,000. Any shareholder, who wishes to recommend an individual as a nominee for election to the Board of Directors, should submit such recommendation in writing to the Corporate Secretary of the Company, together with information regarding the experience, education and general background of the individual and a statement as to why the shareholder believes such individual to be an appropriate candidate for Director of the Company. Such recommendation should be provided to the Company no later than the deadline for submission of shareholder proposals with respect to the annual meeting at which such candidate, if recommended by the Corporate Governance and Nominating Committee to the Board of Directors and approved by the Board of Directors, would be proposed for election.

Communications with the Board of Directors

The Company encourages shareholder communications with the Board of Directors, but does not have a formal process.  All such communications should be directed to the Chief Executive Officer of the Company, who will circulate them to the other members of the Board.  The Board does not screen shareholder communications through management.

Code of Ethics

The Company has adopted a Code of Ethics in accordance with SEC regulations, which applies to the Company’s Chief Executive Officer, Chief Financial Officer and to all other officers, employees and the Board of Directors.  The Code of Ethics addresses responsibilities regarding recognizing and avoiding situations which may be in conflict with or prejudicial to the interest of the Company or appear to cause a conflict of interest. Our Code of Ethics is available in the Investor Relations section of our website located at www.unitybank.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018, was RSM US LLP.  Representatives of RSM US LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
Fees Paid to the Company’s Independent Registered Public Accounting Firm during Fiscal Years 2018 and 2017

	2018	2017
Audit fees (1)	$242,500	$239,500
Audit related fees (2)	5,000	5,000
Other fees (3)	—	11,000
Total	$247,500	$255,500

(1)	Includes those fees required for reporting on the Company's consolidated financial statements.

(2)	Includes fees relating to the U.S. Department of Housing and Urban Development (HUD) reporting requirements.

(3)	Includes fees related to filings under the Securities Act of 1933 in 2017.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent external auditors.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent external auditors.  Under the policy, pre-approval is generally provided for up to one year, and any pre-approval is limited as to the particular service or category of services and is subject to a specific budget.  For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.  The Audit Committee has approved an exception to this pre-approval policy, allowing Management to engage the Company’s independent auditor to provide permissible non-audit services, provided that the total cost of such services, in the aggregate, does not exceed $10,000 in any year.  Management will then report the engagement to the Audit Committee at its next meeting.  All audit and permissible non-audit services provided by RSM US LLP to the Company for the fiscal years ended 2018 and 2017 were approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee meets at least four (4) times per year to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting.  The Audit Committee meets with RSM US LLP, the Company’s independent registered public accounting firm and the Company’s internal auditors, who have unrestricted access to the Audit Committee.

Management of the Company has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.  The independent registered public accounting firm audits internal controls and the financial statements prepared by Management, expresses an opinion as to whether those financial statements fairly represent the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discusses with the Audit Committee any issues they believe should be raised with the Committee.

In connection with this year’s financial statements, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and RSM US LLP, the Company’s independent registered public accounting firm.  The Audit Committee has discussed with RSM US LLP the matters required to be discussed by PCAOB Auditing Standards No. 61, Communications with Audit Committees.  The Audit Committee also received the written disclosures and letters from RSM US LLP that are required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committee Concerning Independence and have discussed such independence with representatives of RSM US LLP.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the U.S. Securities and Exchange Commission.

Peter E. Maricondo, Chairman
Dr. Mark S. Brody
Wayne Courtright
Dr. Mary E. Gross

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of  February 21, 2019, certain information concerning the ownership of shares of Common Stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer described in this Proxy Statement under the caption “Executive Compensation,” and (iv) all Directors and Executive Officers of the Company as a group.

Name and Position With Company (1)	Number of Shares Beneficially Owned (2)		Percent of Class
Dr. Mark S. Brody, Director	400,592	(3)	3.71%
Wayne Courtright, Director	118,320	(4)	1.09%
David D. Dallas, Chairman	1,732,138	(5)	16.04%
Robert H. Dallas, II, Director	1,731,575	(6)	16.03%
Dr. Mary E. Gross, Director	18,877	(7)	0.17%
Peter E. Maricondo, Director	43,407	(8)	0.40%
Raj Patel, Director	39,770	(9)	0.37%
Donald E. Souders, Jr., Director	20,354	(10)	0.19%
Aaron Tucker, Director	56,234	(11)	0.52%
Allen Tucker, Vice Chairman	368,133	(12)	3.41%
James A. Hughes, President and Director	147,336	(13)	1.36%
Alan J. Bedner, Exec. V.P. and Chief Financial Officer	76,989	(14)	0.71%
Janice Bolomey, Exec. V.P. and Chief Administrative Officer	90,806	(15)	0.84%
John J. Kauchak, Exec. V.P. and Chief Operating Officer	129,726	(16)	1.19%
Stephen Rooney, First SVP and Chief Lending Officer	20,750	(17)	0.19%
Directors and Executive Officers of the Company as a Group (15 persons)	3,285,933	(18)	29.66%
5% Shareholders:
Wellington Group Holdings, LLP	569,299	(19)	5.29%
Endicott Management Company	660,635	(20)	6.12%
Bank Funds Company LLC	808,032	(21)	7.50%

(1)
The address for Wellington Management Group LLP is 280 Congress Street, Boston, Massachusetts, 02210. The address for Endicott Management Company is 570 Lexington Avenue, 37th Floor, New York, NY 10022. The address for Banc Funds Company LLC is 20 North Wacker Drive, Suite 3300, Chicago, IL 60606-3105.  The address for all other listed persons is c/o Unity Bank, 64 Old Highway 22, Clinton, New Jersey, 08809.

(2)
Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power.  It also includes shares owned (i) by a spouse, minor children or relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within sixty (60) days by the exercise of any right or option.  Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(3)
Includes 48,400 shares held jointly with his spouse, and 6,534 shares issuable upon the exercise of immediately exercisable options.  Also includes 40,102 shares registered to Financial Planning Analysts and owned by Dr. Brody; 20,034 shares in Dr. Brody’s own name; 12,705 shares in an SEP-IRA account in his own name; and 270,102 shares held in a master account at Financial Planning Analysts over which Dr. Brody has no voting authority, but has dispositive power.  Also includes a total of 2,715 shares of Restricted Stock (see number 22 below for grant details).

(4)
Includes 64,071 shares in Mr. Courtright’s own name, 45,000 shares in an IRA in his own name and 6,534 shares issuable upon the exercise of immediately exercisable options.  Also includes a total of 2,715 shares of Restricted Stock (see number 22 below for grant details).

(5)
Includes 18,780 shares in Mr. David Dallas’ own name and 1,067 shares issuable upon the exercise of immediately exercisable options.  Shares also disclosed as beneficially owned by Mr. Dallas are 1,709,074 shares held by Dallas Financial Holdings, LLC., which are also disclosed as beneficially owned by Mr. Robert H. Dallas II.  Also includes a total of 2,715 shares of Restricted Stock (see number 22 below for grant details) and 502 shares issued through its Dividend Reinvestment Plan.

(6)
Includes 18,585 shares in Mr. Robert Dallas’ own name and 1,067 shares issuable upon the exercise of immediately exercisable options.  Shares also disclosed as beneficially owned by Mr. Dallas are 1,709,074 shares held by Dallas Financial Holdings, LLC., which are also disclosed as beneficially owned by Mr. David D. Dallas.  Also includes a total of 2,353 shares of Restricted Stock (see number 23 below for grant details) and 496 shares issued through its Dividend Reinvestment Plan.

(7)
Includes 12,561 shares in Dr. Gross’ own name and 3,601 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 2,715 shares of Restricted Stock (see number 22 below for grant details).

(8)
Includes 34,158 shares in Mr. Maricondo’s own name and 6,534 shares issuable upon the exercise of immediately exercisable options.  Also includes a total of 2,715 shares of Restricted Stock (see number 22 below for grant details).

(9)
Includes 30,950 shares in Mr. Patel’s own name and 6,467 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 2,353 shares of Restricted Stock (see number 23 below for grant details).

(10)
Includes 11,534 shares in Mr. Souders’ own name; 6,467 shares issuable upon the exercise of immediately exercisable options.  Also includes a total of 2,353 shares of Restricted Stock (see number 23 below for grant details).

(11)
Includes 47,414 shares in Mr. Aaron Tucker's own name and 6,467 shares issuable upon the exercise of immediately exercisable options.  Also includes a total of 2,353 shares of Restricted Stock (see number 23 below for grant details).

(12)
Includes 358,382 shares in Mr. Allen Tucker’s own name and 6,534 shares issuable upon the exercise of immediately exercisable options.  Also includes a total of 2,715 shares of Restricted Stock (see number 22 below for grant details) and 502 shares issued through a Dividend Reinvestment Plan.

(13)
Includes 91,104 shares in Mr. Hughes’ own name, 9,432 shares held in his 401(k) and 29,333 shares issuable upon the exercise of immediately exercisable options.  Also includes a total of 16,750 shares of Restricted Stock (see number 25 below for grant details) and 717 shares issued through a Dividend Reinvestment Plan.

(14)
Includes 10,047 shares in Mr. Bedner’s own name, 4,114 shares held in his 401(k) and 53,678 shares issuable upon the exercise of immediately exercisable options.  Also includes a total of 9,150 shares of Restricted Stock (see number 24 below for grant details).

(15)
Includes 18,989 shares in Ms. Bolomey’s own name and 61,667 shares issuable upon the exercise of immediately exercisable options.  Also includes a total of 10,150 shares of Restricted Stock (see number 27 below for grant details).

(16)
Includes 50,859 shares in Mr. Kauchak’s own name and 69,467 shares issuable upon the exercise of immediately exercisable options.  Also includes a total of 9,400 shares of Restricted Stock (see number 26 below for grant details).

(17)
Includes 6,029 shares in Mr. Rooney's own name and 11,333 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 3,388 shares or Restricted Stock. (see number 28 below for grant details).

(18)	Includes 276,750 shares issuable upon the exercise of immediately exercisable options.

(19)
All information regarding the number of shares beneficially owned and the percent of ownership by Wellington Management Group LLP, was obtained from the 13G filed with the U.S. Securities and Exchange Commission on February 12, 2019.

(20)	All information regarding the number of shares beneficially owned and the percent of ownership by Endicott Management Company was obtained from Bloomberg on February 21, 2019.

(21)
All information regarding the number of shares beneficially owned and the percent of ownership by Banc Funds Company LLC, was obtained from the 13G filed with the U.S. Securities and Exchange Commission on February 12, 2019.

(22)	The details of the restricted stock grants for all Directors holding 2,715 shares of Restricted Stock as of February 21, 2019 are as follows:

•	440 shares remaining unvested of an original grant of 1,760 shares granted on January 5, 2016, which vest in 440 share increments over four (4) years commencing January 5, 2017; and

•	700 shares remaining unvested of an original grant of 1,400 shares granted on January 3, 2017, which vest in 350 share increments over four (4) years commencing January 3, 2018; and

•	675 shares remaining unvested of an original grant of 900 shares granted on January 2, 2018, which vest in 225 share increments over four (4) years commencing January 2, 2019; and

•	900 shares granted on January 2, 2019, which vest in 225 share increments over four (4) years commencing January 2, 2020.

(23)	The details of the restricted stock grants for all Directors holding 2,353 shares of Restricted Stock as of February 21, 2019 are as follows:

•	440 shares remaining unvested of an original grant of 1,760 shares granted on January 5, 2016, which vest in 440 share increments over four (4) years commencing January 5, 2017; and

•	600 shares remaining unvested of an original grant of 1,200 shares granted on January 3, 2017, which vest in 300 thousand share increments over four (4) years commencing January 3, 2018; and

•	563 shares remaining unvested of an original grant of 750 shares granted on January 2, 2018, which vest in 187 share increments over four (4) years commencing January 2, 2019; and

•	750 shares granted on January 2, 2019, which vest in 187 share increments over four (4) years commencing January 2, 2020.

(24)	The details of the restricted stock grants for all Executives holding 9,150 shares of Restricted Stock as of February 21, 2019 are as follows:

•	550 shares remaining unvested of an original grant of 2,200 shares granted on March 17, 2015, which vest in 550 share increments over four (4) years commencing March 17, 2016; and

•	1,100 shares remaining unvested of an original grant of 2,200 shares granted on February 25, 2016, which vest in 550 share increments over four (4) years commencing February 25, 2017; and

•	3,750 shares remaining unvested of an original grant of 5,000 shares granted on March 3, 2017, which vest in 1,250 share increments over four (4) years commencing March 3, 2018; and

•	3,750 shares granted on March 9, 2018 which vest in 937 share increments over four (4) years commencing March 9, 2019.

(25)	The details of the restricted stock grants for all Directors holding 16,750 shares of Restricted Stock as of February 21, 2019 are as follows:

•	2,750 shares remaining unvested of an original grant of 5,500 shares granted on February 25, 2016, which vest in 1,375 share increments over four (4) years commencing February 25, 2017; and

•	6,000 shares remaining unvested of an original grant of 8,000 shares granted on March 3, 2017, which vest in 2,000 share increments over four (4) years commencing March 3, 2018; and

•	8,000 shares granted on March 9, 2018 which vest in 2,000 share increments over four (4) years commencing March 9, 2019.

(26)	The details of the restricted stock grants for all Executives holding 9,400 shares of Restricted Stock as of February 21, 2019 are as follows:

•	550 shares remaining unvested of an original grant of 2,200 shares granted on March 17, 2015, which vest in 550 share increments over four (4) years commencing March 17, 2016; and

•	1,100 shares remaining unvested of an original grant of 2,200 shares granted on February 25, 2016, which vest in 550 share increments over four (4) years commencing February 25, 2017; and

•	3,750 shares remaining unvested of an original grant of 5,000 shares granted on March 3, 2017, which vest in 1,250 share increments over four (4) years commencing March 3, 2018; and

•	4,000 shares granted on March 9, 2018 which vest in 1,000 share increments over four (4) years commencing March 9, 2019.
(27) The details of the restricted stock grants for all Executives holding 10,150 shares of Restricted Stock as of February 21, 2019 are as follows:

•	550 shares remaining unvested of an original grant of 2,200 shares granted on March 17, 2015, which vest in 550 share increments over four (4) years commencing March 17, 2016; and

•	1,100 shares remaining unvested of an original grant of 2,200 shares granted on February 25, 2016, which vest in 550 share increments over four (4) years commencing February 25, 2017; and

•	4,500 shares remaining unvested of an original grant of 6,000 shares granted on March 3, 2017, which vest in 1,500 share increments over four (4) years commencing March 3, 2018; and

•	4,000 shares granted on March 9, 2018 which vest in 1,000 share increments over four (4) years commencing March 9, 2019.
(28) The details of the restricted stock grants for all Executives holding 3,388 shares of Restricted Stock as of February 21, 2019 are as follows:

•	413 shares remaining unvested of an original grant of 1,650 shares granted on December 16, 2015, which vest in 413 share increments over four (4) years commencing December 16, 2016; and

•	600 shares remaining unvested of an original grant of 1,200 shares granted on December 15, 2016, which vest in 300 share increments over four (4) years commencing December 15, 2017; and

•	1,125 shares remaining unvested of an original grant of 1,500 shares granted on January 2, 2018, which vest in 375 share increments over four (4) years commencing January 2, 2019; and

•	1,250 shares granted on December 10, 2018 which vest in 312 share increments over four (4) years commencing December 10, 2019.

None of the shares disclosed on the table above are pledged as security for any extension of credit.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

The Human Resources/Compensation Committee (the “Committee”) and the Company are both committed to a pay-for-performance philosophy. This Compensation Discussion & Analysis (CD&A) provides information about the strategies and policies developed to ensure that executive compensation is strongly correlated with the Company’s overall performance and the individual performance of our executives.
Our Named Executive Officers (NEOs) for 2018 were:

Name	Title
James A. Hughes	President, & Chief Executive Officer
Alan J. Bedner	Executive Vice President & Chief Financial Officer
Janice Bolomey	Executive Vice President & Chief Administrative Officer
John J. Kauchak	Executive Vice President & Chief Operating Officer
Stephen Rooney (1)	1st Senior Vice President & Chief Lending Officer

(1)	Mr. Rooney is considered a NEO as defined above; however his compensation is not structured as defined in the following CD&A. Mr. Rooney's cash bonus is discretionary.

Executive Summary
Business Results
The Company continues to grow and improve its performance. In 2018, we produced strong returns and operational performance. Our total shareholder return in 2018 was 6.39%, which outperformed both the KBW NASDAQ Bank Index and the NASDAQ Composite Index. The Company has outperformed each of these indices for the past four years.

	Fiscal Year Ending
	12/31/2013	12/31/2014	12/31/2015	12/31/2016	12/31/2017	12/31/2018
Unity Bancorp, Inc.	100.00	125.48	168.32	236.42	301.27	320.53
KBW NASDAQ Bank Index	100.00	109.36	109.90	141.23	167.49	137.82
NASDAQ Composite Index	100.00	114.83	122.99	134.02	173.86	168.98

Fiscal year 2018 represented another successful year for the Company. We grew our loan and deposit portfolios, and increased both net interest income and net interest margin. Our capital ratios remained strong. Our asset quality also continued to improve. We remain well positioned for increased long-term growth and profitability. During 2018, we accomplished the following:

•	Net income increased $9.0 million to $21.9 million, or $2.01 per diluted share compared to $12.9 million, or $1.20 per diluted share from the prior year.

•	Net income before tax increased 21.7 percent to $27.3 million from $22.4 million in the prior year.

•	Net interest income increased $7.9 million or 17.2 percent to $53.7 million from $45.9 million in the prior year, primarily due to strong loan growth and an increased net interest margin.

•	Net interest margin expanded 14 basis points to 3.97 percent compared to 3.83 percent in the prior year due to the benefit of a rising rate environment.

•
Noninterest income was $9.0 million, a $761 thousand increase compared to $8.3 million in the prior year. This increase was primarily due to increased BOLI (Bank-Owned Life Insurance) income and gains on sales of mortgages.

•	11.4 percent increase in total loans driven by a 19.4 percent increase in residential mortgages loans, a 12.8 percent increase in consumer loans and a 10.4 percent increase in commercial loans.

•	15.8 percent increase in total deposits with a 12.6 percent increase in interest-bearing demand deposits and a 5.5 percent increase in noninterest-bearing deposits.

Our Compensation Approach

Our long range mission is to produce value for our shareholders by providing outstanding service and responsiveness to the markets and customers we serve. These goals are reflected in the Company’s compensation programs for its executive officers by:

•
Ensuring that our NEO’s maintain and hold a significant equity interest in the Company by making option and restricted stock grants a significant part of the total compensation mix, thereby further aligning management interests with those of the shareholders;

•	Creating balanced incentives that do not encourage NEOs to expose the Company to inappropriate risks by providing excessive compensation that could lead to material loss;

•	Providing a market competitive overall compensation package so that the Company may attract, retain and reward highly qualified, motivated and productive executives; and

•	Rewarding individuals of greatest responsibility and achievement within a framework that is internally equitable.

Performance-Based Compensation

Pay-for-performance is a key objective of our executive compensation program. A significant portion of our compensation program focuses on performance-based pay that rewards our achievements on an annual basis and our ability to deliver long-term value to our stockholders. We have a balanced approach to total compensation that includes a mix of base/fixed pay and variable/performance-based pay.

Compensation Design Principles and Governance Best Practices

The design principles of our executive compensation programs are intended to protect and promote the interests of our stockholders. Below we summarize certain practices we have implemented to drive performance and those we have not implemented because we do not believe they would serve our stockholder’s long-term interests.

What We Do:

•	Pay for Performance - We provide a significant portion of pay based on performance

•	Sound Risk Management - We discourage excessive risk taking and have designed our incentive plans with appropriate risk-mitigating features

•	Claw back - We have adopted a claw back policy requiring the return of incentive compensation in the event of a financial restatement

•	Double-Trigger Change-in-Control (CIC) - CIC benefits pursuant to employment or change in control agreements are only paid upon a termination event following a CIC

•	Pay in Arrears - Our Directors and Executives incentive compensation is paid in arrears. For example, incentive compensation earned for fiscal year 2018 was paid in 2019.

What We Don’t Do:

•	Tax Gross-Ups - We do not provide excise tax gross-ups on benefits or in change-in-control agreements

•	Stock Option Repricing - Our equity plan does not permit repricing of stock options that are out-of-the-money

Executive Compensation Objectives and Policies

We use our executive compensation programs to align the interests of executive officers with our shareholders. Our programs are designed to attract, retain and motivate leadership to support our growth and sustain our competitive advantage. Our compensation opportunities are aligned with the competitive market with actual cash compensation that is designed to vary dependent on performance. We utilize a balance of fixed and variable pay components and cash and equity to determine our pay. Our compensation program is designed to support our business strategies, align pay with our performance and reinforce sound compensation governance to mitigate excessive risk taking. The table below gives an overview of the compensation components used in our program and matches each with one or more of the objectives described above.

Compensation Component	Purpose/Objective
Base Salary	•	Provides a competitive level of fixed income based on role, experience and individual performance
Annual Incentive Plan	•	Motivates and rewards executives for performance on key financial, operational and individual objectives in support of our annual business plan and broader corporate strategies
	•	Rewards vary based on performance
Equity Awards	•	Aligns executives’ interests with those of shareholders through equity-based compensation
	•	Rewards executives for long-term shareholder value creation
	•	Encourages retention through multiple year vesting
Other Benefits	•	Provides a base level of competitive compensation for executive talent
Employment Agreements/	•	Provides employment security to key executives
Severance & CIC Agreements	•	Focuses executives on company performance and transactions that are in the best interests of shareholders, regardless of the impact such transactions may have on the executive’s employment
Retirement Benefits	•
The Supplemental Executive Retirement Plan (the "SERP") provides long term compensation for our CEO while its vesting provisions ensure that the Company will continue to receive the benefit of his service

	•	The Executive Incentive Retirement Plan (the "EIRP") provides long term compensation for our executives

Setting Annual Compensation

Roles & Responsibilities

Compensation Committee

The Human Resources/Compensation Committee of the Board of Directors is responsible for discharging the Board’s duties in executive compensation matters and for administering the Company’s incentive and equity-based plans. This includes oversight of the total compensation programs for the Company’s CEO and other executive officers, including all Named Executive Officers. The Committee is comprised solely of independent directors. The Committee receives input and data from the Finance and Human Resources functions. The Committee does not currently utilize an outside compensation consultant.
The Committee reviews all compensation components for the Company’s Chief Executive Officer and other executive officers, including base salary, annual incentive, equity awards and other benefits and perquisites. The Committee reviews the Chief Executive Officer’s performance annually and makes decisions regarding the Named Executive Officers’ compensation, including base salary, incentives and equity grants based on this review. The Compensation Committee reviews its decisions with the full Board of Directors.
The Committee has the sole authority and resources to obtain advice and assistance from internal or external legal, human resources, accounting or other advisors, or consultants as it deems desirable or appropriate.

Management

Although the Committee makes independent determinations on all matters related to compensation of the Named Executive Officers, certain members of management may be requested to attend or provide input to the Committee. Input may be sought from the Chief Executive Officer, Chief Financial Officer, or others to ensure the Committee has the information and perspective it needs to carry out its duties.

In particular, the Committee seeks input from the Chief Executive Officer on matters relating to strategic objectives, Company performance goals and input on his assessment of the Named Executive Officers, including the contribution and individual performance of each of his direct reports. The Chief Executive Officer and the Chief Financial Officer often assist the Committee on matters of design, administration and operation of the Company’s compensation programs.

Although executives may provide insight, suggestions or recommendations regarding executive compensation, they are not present during the Committee’s deliberations or vote. Only Committee members vote on decisions regarding executive compensation. The Committee regularly meets in executive session without management present. While the Chief Executive Officer makes recommendations on other Named Executive Officers, the Committee is ultimately responsible for approving compensation for all Named Executive Officers. The Chief Executive Officer’s compensation is discussed in executive session without members of management, including the Chief Executive Officer, present.

2018 Executive Compensation Program and Pay Decisions

Base Salary

The Committee determined that an increase in the base salary for each of the Named Executive Officers was appropriate based on a review of market data, performance assessments and in consideration of the Company’s continued growth, strong performance and improved credit quality. The table below summarizes the salaries effective as of January 1, 2018 which reflected modest adjustments in line with our performance:

Executive	2017 Base Salary	2018 Base Salary	Increase
James A. Hughes	$442,924	$470,002	6.11%
Alan J. Bedner	$205,553	$211,753	3.02%
Janice Bolomey	$190,193	$200,000	5.16%
John J. Kauchak	$195,000	$202,501	3.85%

Annual Cash Incentive

An important element of our compensation program is our Executive Bonus Program which provides cash incentives. Awards under the Program are based on attaining pre-established corporate goals (50% of the total award), Committee review of individual performance, based on subjective goals ( 40% of the total award) and a discretionary component to be determined by the Committee (10% of the total award). Each participant has a total target incentive opportunity expressed as a percentage of base salary. The 2018 incentive targets are summarized below.

Executive	Target Aggregate Incentive Opportunity
James A. Hughes	50.00%
Alan J. Bedner	37.50%
Janice Bolomey	37.50%
John J. Kauchak	37.50%

The Committee establishes performance measures on an annual basis for the portion of the awards based on corporate goals that are tied specifically to the Company’s financial performance (earnings per share vs. budget, return on average assets vs peer, branch deposit growth and total shareholder return). The weights and performance goals of these factors for 2018 are summarized in the following table:

Performance Measure	Weight	Threshold (1)	Target (100%)
Earnings per Share vs. Budget	15.00%	$1.84	$2.04
Return on Assets (ROA) vs. Peer	15.00%	80.00%	100.00%
Branch Deposit Growth	10.00%	7%	9%
Total Shareholder Return	10.00%	Greater than 8.0%	Greater than 10.0%

(1) Threshold performance results in a 50% award for all factors.

At the end of the year, the Committee determined a payout percentage based on an assessment of the Company’s performance under each of the quantitative financial measures set forth above (determined formulaically) as well as an assessment of each executive’s performance and contribution toward strategic goals. The corporate results were as follows:

Performance Measure	2018 Performance	Result	Payout Factor
Earnings per Share vs. Budget	$2.01	Threshold	75.00%
Return on Assets (ROA) vs. Peer (1)	170.0% of peer	Target	100.00%
Branch Deposit Growth	9.23%	Target	100.00%
Total Shareholder Return	6.39%	Did not meet target	0.00%
(1) The Company's peer group consists of Pennsylvania and New Jersey Community Banks with assets from $800 million to $3 billion, excluding Subchapter S institutions.

In determining the performance on the individual portion of the annual incentive, the Committee considered its assessment of the Chief Executive Officer’s performance and the Chief Executive Officer’s evaluation of the Named Executive Officers’ performance. In light of strong performance on operational, strategic, financial shareholder metrics, and in consideration of the significant individual and collective achievements of the executive team during 2018, the Committee approved individual payouts based upon factors such as regulatory compliance, board interaction, strategic goals and leadership.

Following is a summary of the incentive awards paid to executives:

Executive	2018 Target Annual Incentive Award	2018 Actual Annual Incentive Award	2018 Actual as % of Target
James A. Hughes	$235,001	$182,713	78%
Alan J. Bedner	$79,407	$61,739	78%
Janice Bolomey	$75,000	$62,063	83%
John J. Kauchak	$75,938	$60,940	80%

Equity-Based Awards

Equity awards were granted based on the Committee’s assessment of business environment, affordability, and corporate and individual performance. The Committee believes that equity grants, subject to multi-year vesting requirements, are an important component of the total compensation mix and an important retention tool for senior management. Once granted, restricted stock vests ratably over a four-year period, while stock options vest ratably over a three-year period.

Below is a summary of the 2018 grants:

	Option Awards		Restricted Stock
Executive	# Shares	Grant Value	# Shares	Grant Value
James A. Hughes	24,000	$147,072	8,000	$180,000
Alan J. Bedner	10,000	$67,833	3,750	$84,375
Janice Bolomey	10,000	$67,833	4,000	$90,000
John J. Kauchak	10,000	$67,833	4,000	$90,000

Benefits and Other Compensation

Retirement Benefits and Perquisites

Executives participate in the Unity Bank 401(k) Retirement Plan which is offered to all Bank employees. Under the plan, the Bank matches 100% of employee contributions, up to 3.0% of an employee’s compensation and 50.0% of employee contributions in an amount greater than 3.0% of compensation, up to 5.0% of compensation. This match is available for all employees.

The Company and the Bank entered into a Supplemental Executive Retirement Plan (the "SERP") with Mr. Hughes on June 4, 2015.  The SERP will provide Mr. Hughes with certain supplemental non-qualified retirement benefits, and is described elsewhere in this proxy statement. The Committee believes the SERP is an important component of Mr. Hughes’ long term compensation, and believes that the vesting provisions of the SERP help ensure that the Company will continue to receive the benefit of Mr. Hughes’ service.

On October 22, 2015, the Company entered into an Executive Incentive Retirement Plan (“EIRP”) with Messrs. Bedner and Kauchak and Ms. Bolomey, which is described elsewhere in this proxy statement.

The Committee believes it is important to provide some retirement benefits to senior management, including Mr. Hughes, as the Company does not offer a traditional defined benefit pension plan, and the NEO’s contributions to the Company’s 401(k) plan are capped due to the level of their compensation.

Post-Termination Benefits for Company Executives

The Company is party to an employment agreement with Mr. Hughes and retention agreements with each of Messrs. Bedner and Kauchak and Ms. Bolomey. These agreements are described elsewhere in this Proxy Statement under the heading “Potential Payments Upon Termination or Change in Control”.

Additional Information about Our Compensation Practices

As a matter of sound governance, we follow certain practices with respect to our compensation program. We regularly review and evaluate our compensation practices in light of regulatory developments, market standards and other considerations.

Policy on Incentive Compensation Clawback

The Company has adopted a clawback policy requiring the return of incentive compensation in the event of a financial restatement.

Stock Ownership Guidelines

The Compensation Committee has concluded that Board members should own a significant amount of the Company’s stock. Specific guidelines are:
•Upon election as a director, the director must own Company stock valued at $25,000.

•
By the end of a director’s third year of board service, he/she must own Company stock valued at $50,000. Board members must continue to maintain this minimum level of stock ownership throughout their tenure as a director.

•	This requirement may be satisfied through the exercise of stock options, participation in distributions undertaken by the Company, or open market purchases.

Risk Assessment Review

The Committee reviews the structure and components of our compensation arrangements, the material potential sources of risk in our business lines and compensation arrangements, and various policies and practices of the Company that mitigate this risk. Within this framework, the Committee discusses the parameters of acceptable and excessive risk-taking and the general business goals and concerns of the Company. In particular, the Committee focuses on the risks associated with the design of each plan, the mitigation factors that exist for each plan, additional factors that could be considered and an overall risk assessment with respect to the plans. All of our plans have links to corporate or business line results that allow for funding to be adjusted downward, awards are capped, and our governance procedures ensure awards are reviewed for appropriateness before they are distributed.

We have determined that risks arising from our employee compensation plans are not reasonably likely to have a material adverse effect on the Company. Further, it is both the Committee’s and management’s intent to continue to evolve our processes going forward by monitoring regulations and best practices for sound incentive compensation.

Accounting & Tax Treatment of Compensation

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit to the executive. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual non-performance based compensation over $1.0 million paid to their named executive officers. To maintain flexibility in compensating our executive officers in a manner designed to promote varying corporate goals, it is not a policy of the Compensation Committee that all executive compensation must be tax-deductible. The shareholder approved share-based compensation plans permit the award of stock options, stock appreciation rights and other equity awards that are fully deductible under Code Section 162(m).

Report of the Compensation Committee

The Human Resources/Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, or CD&A, contained in this proxy statement with management. Based on the Committee’s review of and discussion with management with respect to the CD&A, the Committee has recommended to the Board of Directors of the Company that the CD&A be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

The foregoing report is provided by the Human Resources/Compensation Committee of the Board of Directors:
Dr. Mark S. Brody (Chair)
Dr. Mary E. Gross
Peter E. Maricondo
Donald E. Souders, Jr.

EXECUTIVE COMPENSATION

The following table sets forth compensation paid to the Chief Executive Officer, the Chief Financial Officer, the Chief Lending Officer, and the remaining two (2) executive officers of the Company earning in excess of $100,000 (the “named executive officers” or “NEOs”) as of the fiscal year ended December 31, 2018.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)*	Option Awards ($)**	Non-equity (Cash) Incentive Plan Compensation ($)	Primary Compensation Total ($)	All Other Compensation ($)	Total ($)
			(2)	(2)	(1)	(3)	(4)
James A. Hughes	2018	470,002	180,000	147,072	182,713	979,787	1,619,004	2,598,791
President/CEO	2017	442,924	134,000	—	210,389	787,313	208,632	995,945
	2016	400,010	49,200	26,314	151,320	626,844	139,609	766,453
Alan J. Bedner	2018	211,753	84,375	67,833	61,739	425,700	61,023	486,723
EVP/CFO	2017	205,553	83,750	46,952	60,741	396,996	56,978	453,974
	2016	199,498	19,680	26,314	60,839	306,331	53,874	360,205
Janice Bolomey	2018	200,000	90,000	67,833	62,063	419,896	63,098	482,994
EVP/Chief Admin.	2017	190,193	100,500	46,952	70,181	407,826	57,721	465,547
Officer	2016	173,056	19,680	26,314	58,680	277,730	44,753	322,483
John J. Kauchak	2018	202,501	90,000	67,833	60,940	421,274	57,561	478,835
EVP/COO	2017	195,000	83,750	46,952	65,228	390,930	50,123	441,053
	2016	183,456	19,680	26,314	66,751	296,201	45,899	342,100
Stephen Rooney	2018	212,000	56,775	74,250	30,000	373,025	21,468	394,493
1st SVP/CLO	2017	204,000	—	—	35,000	239,000	18,324	257,324
	2016	185,521	17,520	22,415	20,000	245,456	4,035	249,491

*Restricted Stock
**Non-Qualified Stock Options

(1)
Of these awards, $91,356 of Mr. Hughes 2018 non-equity incentive plan award, $105,195 of the 2017 non-equity incentive plan award, and $75,660 of the 2016 non-equity incentive plan award was deposited into his deferred compensation plan. Mr. Rooney's non-equity bonus represents a discretionary cash bonus and is not included in the non-equity incentive plan.

(2)	Represents the full grant date fair value of the award. See Note 18 to our audited financial statements. The awards are subject to vesting requirements.

(3)	Represents executive's salary and both equity and non-equity compensation plans.

(4)
In 2018, Mr. Hughes’ other compensation included $1,560,596 allocated under the SERP plan, of which $1,385,000 was related to an adjustment in accrual methodology and an increase in benefit calculation from 40% to 60% of Mr. Hughes' base salary.

The components of all other compensation are provided in the table below:

Name	Year	SERP/EIRP Contributions ($)	Other* ($)	Total Other Compensation ($)
James A. Hughes	2018	1,560,596	58,408	1,619,004
President/CEO	2017	164,103	44,529	208,632
	2016	99,294	40,315	139,609
Alan J. Bedner	2018	36,620	24,403	61,023
EVP/CFO	2017	33,696	23,282	56,978
	2016	31,232	22,642	53,874
Janice Bolomey	2018	34,279	28,819	63,098
EVP/Chief Admin.	2017	31,001	26,720	57,721
Officer	2016	27,082	17,671	44,753
John J. Kauchak	2018	34,882	22,679	57,561
EVP/COO	2017	31,883	18,240	50,123
	2016	28,721	17,178	45,899
Steve Rooney	2018	—	21,468	21,468
1st SVP/CLO	2017	—	18,324	18,324
	2016	—	4,035	4,035

* Other includes auto usage, country club membership, employer 401 K match, employer paid medical and dental insurance and deferred compensation plan interest paid.

Grants of Plan-Based Awards

Name	Grant Date	Approval Date	Estimated future payouts under non-equity incentive plan awards		Grant Type	Stock Awards: Shares of Stock or Units (#)	Option Awards: Securities Underlying Options (#)	Exercise or Base Price of Option or Stock Awards ($/Share)	Market Price on Grant Date ($)	Grant Date Fair Value of Stock and Options Awards ($)
	(1)		Threshold (2)	Target (3)		(4)	(5)	(6)	(6)
James A. Hughes	3/8/2019	2/18/2019	117,501	235,001
	3/9/2018	2/22/2018			Stock Options		10,000	21.15	22.50	67,833
	12/21/2018	12/21/2018			Stock Options		14,000	18.77	19.01	79,239
	3/9/2018	2/22/2018			Restricted stock	8,000			22.50	180,000
Alan J. Bedner	3/8/2019	2/18/2019	39,704	79,407
	3/9/2018	2/22/2018			Stock Options		10,000	21.15	22.50	67,833
	3/9/2018	2/22/2018			Restricted stock	3,750			22.50	84,375
Janice Bolomey	3/8/2019	2/18/2019	37,500	75,000
	3/9/2018	2/22/2018			Stock Options		10,000	21.15	22.50	67,833
	3/9/2018	2/22/2018			Restricted stock	4,000			22.50	90,000
John J. Kauchak	3/8/2019	2/18/2019	37,969	75,938
	3/9/2018	2/22/2018			Stock Options		10,000	21.15	22.50	67,833
	3/9/2018	2/22/2018			Restricted stock	4,000			22.50	90,000
Stephen Rooney	1/2/2018	12/15/2017			Stock Options		7,500	19.75	20.10	41,491
	1/2/2018	12/15/2017			Restricted stock	1,500			20.10	30,150
	12/10/2018	12/3/2018			Stock Options		5,000	21.30	21.46	33,029
	12/10/2018	12/3/2018			Restricted stock	1,250			21.46	26,625

(1) The fiscal year 2018 earned non-equity incentive awards were approved by the HR/Compensation Committee on February 18, 2019 to be paid in the first payroll following the filing of the 10-K.
(2) The threshold assumes a 50% attainment of individual goals.
(3) The target represents the maximum payout.
(4) Represents shares of restricted stock granted under the 2013 Restricted Stock Plan. These shares vest annually in four equal installments commencing with the first anniversary of the grant date subject to continued employment through the vesting date. These shares have the right to vote and receive dividends.
(5) Represents non-qualified stock options granted under the 2017 Stock Option Plan. These shares vest annually in three equal installments commencing with the first anniversary of the grant date subject to continued employment through the vesting date.
(6) The exercise price of the stock options represents the closing price of the day prior to the grant date. Thus the exercise price may differ from the market price on grant date.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
James A. Hughes	—	$—	4,585	$96,547
Alan J. Bedner	11,989	200,113	2,900	61,885
Janice Bolomey	4,000	74,362	3,150	67,173
John J. Kauchak	13,085	202,620	2,900	61,885
Stephen Rooney	—	—	1,812	37,140

Employment Agreement

The Company and the Bank entered into an Employment Agreement with Mr. Hughes. Mr. Hughes' Employment Agreement provides for a benefit of sixty (60) percent of his average base salary for fifteen (15) years.

Under this Amended and Restated Employment Agreement, Mr. Hughes will receive an annual base salary, subject to annual review and, in the discretion of the HR/Compensation Committee of the Board of Directors of the Company (“Committee”), adjustments based on factors deemed appropriate by the Committee.  Mr. Hughes may also receive such additional cash bonuses as the Committee may authorize in its discretion.  Mr. Hughes is entitled to participate in such benefit programs as are made available to employees of the Company, and to participate in such stock option or stock bonus plans as the Committee may, in its discretion, determine.  Mr. Hughes’ agreement contains provisions for the payment of severance and payments upon a change in control. See “Potential Payments upon Termination or Change in Control.”

Non-qualified Deferred Compensation - Supplemental Executive Retirement Plan

The Company and the Bank entered into a Supplemental Executive Retirement Plan (the "SERP") with Mr. Hughes on June 4, 2015.  On September 27, 2018 the agreement was amended which increased Mr. Hughes' benefit from forty (40) percent to sixty (60) percent of his average base salary. The SERP will provide Mr. Hughes with certain supplemental non-qualified retirement benefits.

Normal Retirement Benefit
Upon separation from service after age 66, Mr. Hughes will be entitled to an annual benefit in an amount equal to sixty (60) percent of the average of his base salary for the thirty-six months immediately preceding his separation from service for reasons other than Cause. The retirement benefit shall be adjusted annually thereafter by two (2) percent. The maximum number of annual payments to Mr. Hughes shall be fifteen (15). In the event that Mr. Hughes’ separation from service from the Registrant were to occur prior to full vesting, Mr. Hughes would be entitled to and shall be paid the vested portion of the retirement benefit calculated as of the date of separation from service.

Notwithstanding the foregoing, upon a Change in Control, and provided that within 6 months following the Change in Control Mr. Hughes is involuntary terminated for reasons other than “cause” or Mr. Hughes resigns for “good reason”, as such is defined in the SERP, or Mr. Hughes voluntarily terminates his employment after being offered continued employment in a position that is not a “Comparable Position”, as such is also defined in the SERP, Mr. Hughes shall become 100% vested in the full retirement benefit.

The following table sets forth certain information regarding non-qualified deferred compensation benefits during the Company’s fiscal year ended December 31, 2018.

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate balance at last FYE ($)
James A Hughes	SERP	—	1,560,596	—	—	2,747,436

Non-qualified Deferred Compensation - Executive Incentive Retirement Plan

On October 22, 2015, the Company entered into an Executive Incentive Retirement Plan (“EIRP”) with key executive officers. The Plan has an effective date of January 1, 2015.

The Plan is an unfunded, non-qualified deferred compensation plan.  For any Plan Year, a guaranteed annual Deferral Award of seven and one half percent (7.5%) of the participant’s annual base salary shall be credited to each Participant’s Deferred Benefit Account. A discretionary annual Deferral Award equal to seven and one half percent (7.5%) of the participant’s annual base salary may be credited to the Participant’s account in addition to the guaranteed Deferral Award, based upon the discretion of the HR/Compensation Committee. The total Deferral Award shall never exceed fifteen percent (15%) for any given Plan Year. Each Participant shall be immediately one hundred percent (100%) vested in all Deferral Awards as of the date they are awarded.

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate balance at last FYE ($)
Alan J. Bedner	EIRP	—	35,690	—	—	98,837
Janice Bolomey	EIRP	—	32,808	—	—	87,322
John J. Kauchak	EIRP	—	33,757	—	—	91,826

The following table sets forth information regarding outstanding equity awards to the NEOs at December 31, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (12/31/18)
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
James A. Hughes	11,000	—	—	7.25	3/27/2024	660	13,702	—	—
	11,000	—	—	8.31	1/29/2025	2,750	57,090	—	—
	7,333	3,667	—	8.95	2/25/2026	6,000	124,560	—	—
	—	10,000	—	21.15	3/9/2028	8,000	166,080	—	—
	—	14,000	—	18.77	12/21/2028	—	—	—	—
Alan J. Bedner	4,511	—	—	5.82	11/17/2021	550	11,418	—	—
	16,500	—	—	5.48	3/5/2023	1,100	22,836	—	—
	11,000	—	—	7.16	3/3/2024	3,750	77,850	—	—
	11,000	—	—	8.29	3/17/2025	3,750	77,850	—	—
	7,333	3,667	—	8.95	2/25/2026	—	—	—	—
	3,334	6,666	—	16.75	3/3/2027	—	—	—	—
	—	10,000	—	21.15	3/9/2028	—	—	—	—
Janice Bolomey	7,000	—	—	6.06	5/26/2021	550	11,418	—	—
	11,000	—	—	5.82	11/17/2021	1,100	22,836	—	—
	11,000	—	—	5.46	12/18/2022	4,500	93,420	—	—
	11,000	—	—	7.16	3/3/2024	4,000	83,040	—	—
	11,000	—	—	8.29	3/17/2025	—	—	—	—
	7,333	3,667	—	8.95	2/25/2026	—	—	—	—
	3,334	6,666	—	16.75	3/3/2027	—	—	—	—
	—	10,000	—	21.15	3/9/2028	—	—	—	—
John J. Kauchak	3,800	—	—	3.62	12/10/2019	550	11,418	—	—
	11,000	—	—	6.06	5/26/2021	1,100	22,836	—	—
	11,000	—	—	5.82	11/17/2021	3,750	77,850	—	—
	11,000	—	—	5.48	3/5/2023	4,000	83,040	—	—
	11,000	—	—	7.16	3/3/2024	—	—	—	—
	11,000	—	—	8.29	3/17/2025	—	—	—	—
	7,333	3,667	—	8.95	2/25/2026	—	—	—	—
	3,334	6,666	—	16.75	3/3/2027	—	—	—	—
	—	10,000	—	21.15	3/9/2028	—	—	—	—
Stephen Rooney	5,500	—	—	9.63	12/16/2025	413	8,574	—	—
	3,333	1,667	—	14.60	12/15/2026	600	12,456	—	—
	—	7,500	—	19.75	1/2/2028	1,500	31,140	—	—
	—	5,000	—	21.30	12/10/2028	1,250	25,950	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreement

Mr. Hughes’ employment may be terminated at any time for “cause” as defined in the Employment Agreement, or without “cause.”  In the event that Mr. Hughes is terminated without “cause” or resigns for “good cause” (as defined under the Employment Agreement and discussed below), he is entitled to receive a severance amount equal to 18 months of his then current base salary.  Such amount shall be paid in equal installments in the same manner in which Mr. Hughes' compensation was paid through the date of termination.  Mr. Hughes will also continue to receive hospital, health, medical, and life insurance and such other benefits to which he had been entitled at the date of termination for such 18-month period, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes.  “Good Cause” under the Employment Agreement includes a material reduction in Mr. Hughes’ duties and responsibilities or any reduction in his base salary.

In addition, if Mr. Hughes’ employment with the Company or any successor terminates within 18 months after a “change in control” of the Company, as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive an amount equal to 18 months of his then current base salary plus any cash bonus received by Mr. Hughes during the preceding fiscal year.  Such amount shall be paid in installments in the same manner in which Mr. Hughes’ compensation was paid through the date of termination. The Company, or its successor, will be required to maintain Mr. Hughes’ hospital, health, medical and life insurance coverage during the 18 month period following his termination, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes.  All unvested stock options and stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon the occurrence of a change in control.

Mr. Hughes’ employment agreement defines a change in control as including:  any event requiring the filing of a Current report on Form 8-K to announce a change in control; any person acquiring 35% or more of the Company’s voting power; if persons who serve on the Board at the beginning of the period fail to make up a majority of the Board at the end of the period; if the Company fails to satisfy the listing criteria for any exchange on which its shares are traded due to the number of shareholders or the number of round lot holders; or if the Board of the Company approves any transaction after which the shareholders of the Company fail to control 51% of the voting power of the resulting entity.

Furthermore, if Mr. Hughes’ employment with the Company terminates within 18 months after the Company consummates a “Significant Acquisition,” as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive an amount equal to 18 months of his then current base salary plus any cash bonus received by Mr. Hughes during the preceding fiscal year.  Such amount shall be paid in installments in the same manner in which Mr. Hughes’ compensation was paid through the date of termination. In the event Mr. Hughes becomes entitled to the foregoing amounts due to this termination within 18 months of a Significant Acquisition, all unvested stock options or stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon such termination.

“Significant Acquisition” under the Employment Agreement means an acquisition by the Company pursuant to which, as all or part of the consideration for such acquisition, the Company issues to the shareholders of the acquired entity such number of voting securities as shall equal 25% or more of the then outstanding voting securities of the Company.

Following a Change in Control Mr. Hughes is also subject to a non-compete covenant and a non-solicitation covenant with respect to officers and employees of the Registrant and the Bank, in each case for a period of 18 months following termination of Mr. Hughes’ employment. Mr. Hughes would be entitled to 18 months of his then current base salary plus any cash bonus received by Mr. Hughes during the preceding fiscal year in exchange for agreeing to the non-compete and non-solicitation covenants.

Mr. Hughes’ Employment Agreement has a term of three (3) years; however, for each day elapsed during the term, a day will be added at the end of the term so that the term will be extended on a rolling basis to be three (3) years at any point in time, unless either party shall have provided written notice to the other of its desire to cease such extensions.  In addition, the term of Mr. Hughes’ Employment Agreement shall terminate immediately upon the occurrence of any of the following: (i) the Company’s entering into a Memorandum of Understanding with the FDIC or the New Jersey Department of Banking and Insurance; (ii) a cease-and-desist order being issued with respect to the Company by the FDIC or the New Jersey Department of Banking and Insurance; or (iii) the receipt by the Company of any notice under a federal or state law which (in any way) restricts the payment of any amounts or benefits which may become due under Mr. Hughes’ Employment Agreement.

The following table summarizes the potential payments to Mr. Hughes if a triggering event occurred on December 31, 2018.

Payments and Benefits	Termination without cause	Termination following a change in control
Cash Compensation - Change in Control	$705,003	$887,716
Cash Compensation - Non-compete	—	887,716
Health Benefits	20,126	20,126
Accelerated Option Vesting	—	155,844
Accelerated Restricted Stock Vesting	—	310,584
SERP Contribution	—	603,096
Total	$725,129	$2,865,082

Retention Agreements

The Company also entered into Retention Agreements with Messrs. Bedner and Kauchak and Rooney and Ms. Bolomey. Each of the Retention Agreements provides that the executive may be terminated at any time for “cause” as defined in the applicable Retention Agreement or without “cause.” In the event that the executive is terminated without “cause” or resigns for “good cause” (as defined under the applicable Retention Agreement and discussed below), the executive is entitled to receive a severance amount equal to 12 months of the executive’s then current base salary. Such amount shall be paid in a lump sum payment (within 30 days of the termination of the executive). In addition, the executive will continue to receive medical, life insurance and other benefits to which the executive had been entitled at the date of termination for 12 months, unless and until the executive obtains new employment during such period and such new employment provides for such benefits to be provided to the executive. “Good Cause” under the Retention Agreements includes a material reduction in the executive’s duties and responsibilities or any reduction in the executive’s base salary.

In addition, if the executive’s employment with the Company or any successor terminates within 18 months after a “change in control” of the Company, as defined under the Retention Agreements (regardless of the reason for such termination), the executive will be entitled to receive an amount equal to twice the executive’s annual base salary at the date of termination, plus the aggregate amount of any cash bonuses paid to the executive during the preceding fiscal year. Such amount shall be paid in one lump sum payment (within 30 days of the executive’s termination subsequent to a “change in control”). The Company or its successor will be required to maintain the executive’s hospital, health, medical and life insurance coverage for such 24-month period. All unvested stock options and stock option grants previously granted to the executive shall accelerate and immediately vest upon the occurrence of a change in control.

Furthermore, if the executive’s employment with the Company terminates within 18 months after the Company consummates a “Significant Acquisition,” as defined under the Retention Agreements (regardless of the reason for such termination), the executive will be entitled to receive an amount equal to twice the amount of the executive’s annual base salary at the date of termination, plus the aggregate amount of any cash bonus paid to the executive during the preceding fiscal year. Such amount shall be paid  in one lump sum payment (within 30 days of the termination of the executive subsequent to a “Significant Acquisition.”) The Company is also required to maintain the executive’s hospital, health, medical and life insurance benefits coverage during such 24-month period, unless and until the executive obtains new employment during such period and such new employment provides for such benefits to be provided to the executive. In the event the executive becomes entitled to the foregoing amounts due to termination within 18 months of a Significant Acquisition, all unvested stock options and stock awards previously granted to the executive shall accelerate and immediately vest upon such termination. “Significant Acquisition” under the Retention Agreements means an acquisition by the Company pursuant to which, as all or part of the consideration for such acquisition, the Company issues to the shareholders of the acquired entity such number of voting securities as shall equal 25% or more of the then outstanding voting securities of the Company. Each Retention Agreement has a term of three years; however, in the event that the term of the Retention Agreement would terminate at any time after the Company has engaged in substantive negotiations regarding a transaction that would lead to a change in control, the Retention Agreement shall continue to remain in full force and effect until the earlier to occur of (i) the effectuation of the transaction leading to the change in control, or (ii) the termination of the negotiations for the proposed transaction, which would have resulted in the change in control. In addition, the term of each Retention Agreement shall terminate immediately upon the occurrence of any of the following: (i) the Company’s entering into a Memorandum of Understanding with the FDIC or the New Jersey Department of Banking and Insurance; (ii) a cease-and-desist order being issued with respect to the Company by the FDIC or the New Jersey Department of Banking and Insurance; or (iii) the receipt by the Company of any notice under a federal or state law which in any way restricts the payment of an award or benefits under the Retention Agreement.

The following table shows the payout which would be made to Mr. Bedner in the event Mr. Bedner's employment is terminated without cause and in the event that Mr. Bedner's employment is terminated following a change in control or significant acquisition:

Payments and Benefits	Termination without cause	Termination following a change in control
Cash Compensation	$211,753	$485,245
Health Benefits	13,216	26,432
Accelerated Vesting of Stock Options	—	107,903
Accelerated Vesting of Restricted Stock	—	161,583
Total	$224,969	$781,163

The following table shows the payout which would be made to Ms. Bolomey in the event Ms. Bolomey's employment is terminated without cause and in the event that Ms. Bolomey's employment is terminated following a change in control or significant acquisition:

Payments and Benefits	Termination without cause	Termination following a change in control
Cash Compensation	$200,000	$462,063
Health Benefits	13,885	27,769
Accelerated Vesting of Stock Options	—	107,903
Accelerated Vesting of Restricted Stock	—	179,770
Total	$213,885	$777,505

The following table shows the payout which would be made to Mr. Kauchak in the event Mr. Kauchak's employment is terminated without cause and in the event that Mr. Kauchak's employment is terminated following a change in control or significant acquisition:

Payments and Benefits	Termination without cause	Termination following a change in control
Cash Compensation	$202,501	$465,942
Health Benefits	6,505	13,009
Accelerated Vesting of Stock Options	—	107,903
Accelerated Vesting of Restricted Stock	—	167,208
Total	$209,006	$754,062

The following table shows the payout which would be made to Mr. Rooney in the event Mr. Rooney's employment is terminated without cause and in the event that Mr. Rooney's employment is terminated following a change in control or significant acquisition:

Payments and Benefits	Termination without cause	Termination following a change in control
Cash Compensation	$212,000	$454,000
Health Benefits	13,216	26,432
Accelerated Vesting of Stock Options	—	81,993
Accelerated Vesting of Restricted Stock	—	69,687
Total	$225,216	$632,112

DIRECTOR COMPENSATION

Each Director listed below is a current Director of the Company and the Bank. Directors of the Company do not receive per meeting fees for their service on the Company’s Board of Directors.  Directors receive compensation for their service on the Bank's Board of Directors. Compensation for service on the Bank's Board of Directors for 2018 was in the form of cash compensation consisting of an annual retainer, meeting and committee fees; as well as, equity compensation in the form of restricted stock and stock option awards.

Members of the Bank’s Board of Directors received a $12,000 retainer for service on the Board of Directors in 2018 which was paid in 2019. The Chairman of each Board Committee received an additional $3,000 retainer, while the Chairman of the Board received an additional $6,000 retainer.

Directors also receive $700 for attendance at each Bank Board of Directors’ meeting, and between $300 and $700 for attendance at each Bank Committee meeting.  The Chairman of the Board and the Chairman of each individual Committee receive an additional $200 per meeting.

The Directors are eligible to participate in the Company’s stock bonus and stock option plans.  On January 2, 2018, the Company’s non-employee Directors were each granted shares of restricted stock for their service in 2017.  The shares were granted at a fair value of $20.10 per share, which vests annually in 25% increments over four (4) years commencing January 2, 2019. Also, they were each granted nonqualified stock options on January 2, 2018 and December 21, 2018 at a Black-Scholes fair value of $5.53 and $5.66. The nonqualified stock vests in 33% increments over three (3) years commencing January 2, 2019 and December 21, 2019.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) *	Option Awards ($) *	All Other Compensation ($) **	Total ($)
Dr. Mark S. Brody	14,300	18,090	34,682	15,000	81,757
Wayne Courtright	21,600	18,090	34,682	12,000	86,057
David D. Dallas	20,500	18,090	34,682	18,000	90,957
Robert H. Dallas, II	18,300	15,075	34,682	12,000	79,795
Dr. Mary E. Gross	15,300	18,090	34,682	15,000	82,757
Peter E. Maricondo	16,100	18,090	34,682	15,000	83,557
Raj Patel	18,300	15,075	34,682	12,000	79,795
Donald E. Souders, Jr.	11,900	15,075	34,682	12,000	73,395
Aaron Tucker	18,700	15,075	34,682	12,000	80,195
Allen Tucker	21,200	18,090	34,682	15,000	88,657

*Represents the full grant date fair value of the award.
** Represents the retainer paid in 2018 for service on the Board of Directors during 2017.

For details on the restricted stock and options awarded to the Directors in 2018; as well as their aggregate holdings at year-end see below:

Name	Number of shares of Restricted Stock Awarded	Grant Date Fair Value of Stock Awarded	Number of Options Awarded	Grant Date Fair Value of Options Awarded	Aggregate Number of Restricted Stock Awards Outstanding	Aggregate Number of Options Outstanding
Dr. Mark S. Brody	900	$18,090	6,200	$34,682	3,490	12,200
Wayne Courtright	900	18,090	6,200	34,682	3,490	12,200
Dave D. Dallas	900	18,090	6,200	34,682	3,490	8,733
Robert H. Dallas, II	750	15,075	6,200	34,682	3,190	8,667
Dr. Mary E. Gross	900	18,090	6,200	34,682	3,490	9,267
Peter E. Maricondo	900	18,090	6,200	34,682	3,490	12,200
Raj Patel	750	15,075	6,200	34,682	3,190	12,100
Donald E. Souders, Jr.	750	15,075	6,200	34,682	3,190	12,100
Aaron Tucker	750	15,075	6,200	34,682	3,190	12,100
Allen Tucker	900	18,090	6,200	34,682	3,490	12,200

MANAGEMENT AND DIRECTOR DEFERRED FEE PLAN

Each of the Directors of the Company has the option to elect to defer up to 100% of his or her respective retainer and Board fees, while Executive Management may defer up to 100% of their bonuses.  The crediting rate of the deferred account balance is equal to the prime rate plus 100 basis points with a minimum of 4% and a maximum of 10%, adjusted annually and compounded monthly.  Each Director and Executive is 100% vested in his deferred account balance.  The retirement age under the plan is 65, and the benefit payment is paid in monthly installments for 120 months or as a lump sum.  The death benefit under the plan is 100% of the account balance paid to the participant’s beneficiary in monthly installments for 120 months or a lump sum if death occurs prior to retirement.  During the Company’s fiscal year ended December 31, 2018, Director Mark S. Brody received interest of $21,348.77 on his account balance; Director Peter Maricondo received interest of $1,870.84 on his account balance; Director David D. Dallas received interest of $1,789.97 on his account balance; Director Robert Dallas received interest of $856.50 on his account balance, and Director Aaron Tucker received interest of $567.36 on his account balance. No other directors participated in the plan.  During the Company’s fiscal year ended December 31, 2018, Executive James A. Hughes received interest of $27,962.59 on his account balance; Executive John J. Kauchak received interest of $5,666.94 on his account balance.  No other executives participated in the plan.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS; REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to Directors, executive officers and their associates (i.e., corporations or organizations for which they serve as officers or Directors, or in which they have beneficial ownership interest of ten percent or more).  These loans have all been made in the ordinary course of the Bank’s business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank and do not involve more than the normal risk of collectability or represent other unfavorable features.

Other than the ordinary course lending transactions described above, which must be approved by the Bank’s Board under bank regulatory requirements, all related party transactions are reviewed and approved by our Audit Committee.  This authority is provided to our Audit Committee under its written charter.  In reviewing these transactions, our Audit Committee seeks to ensure that the transaction is no less favorable to the Company than a transaction with an unaffiliated third party.  During 2018 and 2017, there were no transactions with related parties which would not have been required to be approved by our Audit Committee, and there were no related party transactions not approved by our Audit Committee.

Required Vote

DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

PROPOSAL 2 – THE RATIFICATION OF THE SELECTION OF RSM US LLP AS THE COMPANY’S INDEPENDENT EXTERNAL AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2019

The Audit Committee has appointed the firm of RSM US LLP to act as our independent registered public accounting firm and to audit our Consolidated Financial Statements for the fiscal year ending December 31, 2019.  This appointment will continue at the pleasure of the Audit Committee and is presented to the shareholders for ratification as a matter of good governance.  In the event that this appointment is not ratified by our shareholders, the Audit Committee will consider that fact when it selects the independent auditors for the following fiscal year.

Required Vote

THE SELECTION OF RSM US LLP WILL BE RATIFIED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS RATIFY THE COMPANY’S SELECTION OF RSM US LLP.

PROPOSAL 3 - THE APPROVAL OF UNITY BANCORP, INC. 2019 EQUITY COMPENSATION PLAN

The Board of Directors has approved for submission to the shareholders the 2019 Equity Compensation Plan (the “Plan”), set forth as Exhibit A to this proxy statement. The Plan authorizes the Company to issue stock options, restricted stock, deferred stock and/or performance units to eligible participants. Stock options granted under the Plan may be incentive stock options or non-qualified stock options.

Introduction

The Board of Directors firmly believes that management and employees should have an equity stake in the Company and that equity should be a significant part of management’s compensation. The Board believes that this will ensure that the interests of management and the shareholders are closely aligned. As a result, the Company currently has several equity compensation plans outstanding

As a matter of good corporate governance, the HR/Compensation Committee and the Board of Directors have considered certain prevailing “best practices” among publicly traded entities with respect to equity plans, and believe that it is in the best interest of the Company and its shareholders to align with such practices. Accordingly, upon the Plan becoming effective, previously adopted plans will be frozen; all future awards will be from the Plan, or any additional plan that may be approved by the Company’s shareholders in the future. Existing grants and awards will remain outstanding and governed by the plan under which they were issued, but no new awards will be issued under those plans.

Types of Awards

The Plan provides for the grant of incentive stock options (“ISOs”), non-qualified stock options, deferred stock, performance units and restricted stock awards.

Administration

The Plan will be administered by the HR/Compensation Committee of the Board of Directors, which will have power to (i) designate the participants to receive awards, and (ii) determine the number of shares subject to each award, the date of grant and the terms and conditions governing the awards, including any vesting schedule; provided that vesting of all award will not be less than one year from the date of grant. In addition, the Committee is charged with the responsibility of interpreting the Plan and making all administrative determinations thereunder. Options granted under the Plans may be ISOs, subject to the requirements of the Code, or non-qualified options. In addition, grants of performance units, deferred stock, or restricted stock may be made under the Plan. In order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee will adopt certain performance goals related to performance unit grants, so that the grants will qualify as “performance based compensation” under the Code. These awards will only vest in the performance criteria, related to such metrics as earnings, assets growth, asset quality, capital compliance and interest rate sensitivity, are satisfied.

Eligibility

Management officials of the Company and/or the Bank, including employees, officers, non-employee directors and other service providers to the Company and/or the Bank, are eligible to receive options under the Plans.

Shares Subject to the Plan

The Plan covers awards of up to 500,000 shares of the Company’s common stock, subject to adjustments. Under the Plan, the number and price of shares available for grant and the number of shares covered by stock options will be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the common stock

Term of Options

Options granted under the Plan will have maximum terms of ten (10) years, subject to earlier termination of the options as provided by the Plan.

Exercise Price of Options

Options granted under the Plan as ISO’s are to be granted at an exercise price of not less than 100% of the fair market value of the Company’s common stock on the date of the grant. However, if the optionee owns stock possessing more than 10% of the total combined voting power of all classes of the Company 's common stock, the purchase price per share of common stock deliverable upon the exercise of each option shall not be less than 110% of the fair market value of the common stock on the date of grant or the par value of the common stock, whichever is greater. All non-qualified options must have an exercise price of at least 100% of fair market value on the date of grant. Fair market value is to be determined by the Board of Directors in good faith, unless the Company’s stock is then traded on a national securities exchange. In that case, fair market value will be determined by the price on the exchange.

Restricted Stock Awards

Eligible participants chosen to receive restricted stock awards under the Plan will be granted shares of the Company’s common stock, subject to forfeiture in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Until vested, shares constituting a restricted stock award may not be transferred, although holders shall be entitled to exercise other indicia of ownership, including the right to vote such shares and receive any dividends declared on such shares.

Deferred Stock Awards

Deferred stock awards generally consist of the right to receive shares of common stock in the future, subject to such conditions as the HR/Compensation Committee may impose including, for example, continuing employment or service for a specified period of time. Prior to settlement, deferred stock awards do not carry voting, or other rights associated with stock ownership; however, dividends may accrue if the HR/Compensation Committee so determines, and only paid to the award holder when the deferred stock award is settled, and will be forfeited if the deferred stock award is forfeited.
Unless the HR/Compensation Committee determines otherwise, shares of deferred stock awards will be forfeited upon the recipient’s termination of employment or other service with the Company and its subsidiaries.

Performance Units

The Committee may grant performance units, which may be awards of a specified cash amount or may be share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee.

The Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to past Company performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison.

Tax Consequences

The options granted under the Plan should be considered as having no readily ascertainable fair market value at the time of grant because the options are not tradable on an established market. Because of this, for federal income tax purposes, no taxable income results to the optionee upon the grant of an option. If the option is an ISO, upon the issuance of shares to the optionee upon the exercise of the option, there is also no taxable income, assuming compliance with certain holding periods. Correspondingly, no deduction is allowed to the Company upon either the grant or the exercise of an ISO.

If shares acquired upon the exercise of an ISO are not disposed of either within the two-year period following the date the option is granted or within the one-year period following the date the shares are issued to the optionee pursuant to exercise of the option, the difference between the amount realized on any disposition thereafter and the option price will be treated as a long-term capital gain or loss to the optionee. If a disposition occurs before the expiration of the requisite holding periods, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the option over the option price or (ii) the actual gain realized on disposition, will be deemed to be compensation to the optionee and will be taxed at ordinary income rates. In such event, the Company will be entitled to a corresponding deduction from its income, provided the Company withholds and deducts as required by law. Any such increase in the income of the optionee or deduction from the income of the Company attributable to such disposition is treated as an increase in income or a deduction from income in the taxable year in which the disposition occurs. Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as capital gain.

The recipient of a non-statutory option realizes compensation taxable as ordinary income at the time the option is exercised or transferred. The amount of such compensation is equal to the amount by which the fair market value of the stock acquired upon exercise of the option exceeds the amount required to be paid for such stock. At the time the compensation income is realized by the recipient of the option, the Company is entitled to an income tax deduction in the amount of the compensation income, provided applicable rules pertaining to tax withholding are satisfied and the compensation represents an ordinary and necessary business expense of the Company. The stock acquired upon exercise of the option has an adjusted basis in the hands of the recipient equal to its fair market value taken into account in determining the recipient's compensation and a holding period commencing on the date the stock is acquired by the recipient. At the time the stock is subsequently sold or otherwise disposed of by the recipient, the recipient will recognize a taxable capital gain or loss measured by the difference between the adjusted basis of the stock at the time it is disposed of and the amount realized in connection with the transaction. The long term or short term nature of such gain or loss will depend upon the applicable holding period for such stock.

A recipient of restricted stock under the Plan subject to a vesting requirement will not recognize taxable income upon the grant of a restricted stock award unless such recipient makes an election under Section 83(b) of the Code (a “Section 83(b) Election”) to be taxed as if the underlying shares were vested shares. If the recipient makes a valid Section 83(b) Election within 30 days of the date of the grant, then such recipient will recognize ordinary compensation income, for the year in which the stock award is granted, in an amount equal to the fair market value of the common stock at the time the award is granted. If a valid Section 83(b) Election is not made, then the recipient will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the fair market value of the common stock at the time of such lapse. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

Upon the disposition of the common stock acquired pursuant to a restricted stock award, the recipient will recognize a capital gain or loss equal to the difference between the sale price of the common stock and the recipient’s tax basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

Awards of performance units or deferred stock that result in a transfer to the participant of cash or shares or other property generally will be structured to meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an award of performance units or deferred stock that has vested, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and the Company will become entitled to claim a tax deduction at that time

Amendment or Termination

No options, restricted stock, deferred stock or performance units may be granted under the Plan more than ten (10) years after adoption by the shareholders, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the Plan.

Required Vote

IN ORDER FOR THE PLAN TO BE APPROVED, THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK CAST AT THE ANNUAL MEETING IS REQUIRED.

UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED “FOR” APPROVAL OF THE 2019 EQUITY COMPENSATION PLAN.

Recommendation

THE BOARD OF DIRECTOS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE 2019 EQUITY COMPENSATION PLAN.

OTHER MATTERS

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting.  However, if any other matter should properly come before the Annual Meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the interests of the Company and its shareholders.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the section of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and Directors and persons who own more than 10% of the Company’s Common Stock (who are referred to as “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC.  Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received or written representations from Reporting Persons, the Company believes that, with respect to the fiscal year ended December 31, 2018, the Reporting Persons timely complied with all applicable filing requirements.

SUBMISSION OF SHAREHOLDER PROPOSALS
FOR THE 2020 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2020 Annual Meeting of Shareholders must ensure that the proposal is received by the Corporate Secretary at Unity Bancorp, Inc., 64 Old Highway 22, Clinton, New Jersey, 08809, no later than November 16, 2019, if the proposal is submitted for inclusion in the Company’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 or is otherwise submitted.

Also, under SEC rules, generally, a shareholder may not submit more than one proposal, and the proposal, including any accompanying support may not exceed 500 words. In order to submit a proposal, a shareholder must have continuously held at least $2,000 in market value of Unity common stock for at least one year before the dated the proposal is submitted. Confirmation of ownership should be attached with the proposal and the stock must be held through the date of the Annual meeting.

ANNUAL REPORT ON FORM 10-K

At your request, the Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K.  Please direct all inquiries to the Company’s Corporate Secretary at (908) 713-4308.

UNITY BANCORP INC

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00am, Eastern Time, on April 25, 2019.

Online
Go to **www.investorvote.com/UNTY** or scan the QR code — login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 - 3.

1. Election of Directors:

	For	Withhold
01 - James A. Hughes	☐	☐
02 - Allen Tucker	☐	☐
03 - Dr. Mary E. Gross	☐	☐
04 - Aaron Tucker	☐	☐

4. In their discretion, such other business as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

4 2 D V

02ZVZC

2019 Annual Meeting Admission Ticket

2019 Annual Meeting of Unity Bancorp Inc. Shareholders

April 25, 2019, 9:00am ET
The Coach House
The Ryland Inn
115 Old Highway 28, Whitehouse Station, NJ 08889

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.investorvote.com/UNTY

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

UNITY BANCORP INC

Unity Bancorp Inc.

Notice of 2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 25, 2019

James A. Hughes and Alan J. Bedner, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Unity Bancorp Inc. to be held on April 25, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

UNITY BANCORP INC

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 - 3.

1. Election of Directors:

	For	Withhold
01 - James A. Hughes	☐	☐
02 - Allen Tucker	☐	☐
03 - Dr. Mary E. Gross	☐	☐
04 - Aaron Tucker	☐	☐

4. In their discretion, such other business as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.investorvote.com/UNTY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

UNITY BANCORP INC

Unity Bancorp Inc.

Notice of 2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 25, 2019

James A. Hughes and Alan J. Bedner, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Unity Bancorp Inc. to be held on April 25, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Items 2-3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

UNITY BANCORP INC VOTE

Online

Go to **www.investorvote.com/UNTY** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 1:00am, Eastern Time, on April 25, 2019.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Unity Bancorp Inc. Shareholder Meeting to be Held on April 25, 2019

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.investorvote.com/UNTY

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.investorvote.com/UNTY**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 15, 2019 to facilitate timely delivery.

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Shareholder Meeting Notice

Unity Bancorp Inc.'s Annual Meeting of Shareholders will be held on April 25, 2019 at The Coach House, The Ryland Inn, 115 Old Highway 28, Whitehouse Station, NJ 08889 at 9:00 am Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2-3:

1. Election of Directors:
   01 - James A. Hughes
   02 - Allen Tucker
   03 - Dr. Mary E. Gross
   04 - Aaron Tucker
2. The ratification of RSM US LLP as the Company's independent, external auditors for the year ending December 31, 2019.
3. The adoption of the Company's 2019 Equity Compensation Plan.
4. In their discretion, such other business as may properly come before the meeting or any adjournment thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.investorvote.com/UNTY**

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Unity Bancorp Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by April 15, 2019.

UNITY BANCORP INC

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on April 25, 2019.

Online
Go to **www.investorvote.com/UNTY** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/UNTY

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting 401(k) Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - James A. Hughes	☐	☐
02 - Allen Tucker	☐	☐
03 - Dr. Mary E. Gross	☐	☐
04 - Aaron Tucker	☐	☐

4. In their discretion, such other business as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to counted. Please date and sign below.

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

UNITY BANCORP INC

REVOCABLE PROXY — UNITY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS APRIL 25, 2019
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby appoints James A. Hughes and Alan J. Bedner, and each of them, with full power of substitution, as proxies to vote all of the shares of the common stock of Unity Bancorp, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at The Coach House at The Ryland Inn, 115 Old Highway 28, Whitehouse Station, NJ, 08889 on Thursday, April 25, 2019 at 9:00 A.M., and at any adjournment thereof. The undersigned hereby revokes any and all prior proxies given with respect to such meeting.

This Proxy will be voted as specified hereon. If no choice is specified, the Proxy will be voted "FOR" the proposals listed above.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

(Items to be voted appear on reverse side.)